Exhibit 21(i)

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

State of Incorporation or
Name of Subsidiary	Organization

West Stonehill IRET, Inc.	Minnesota
Pinecone IRET, Inc.	Colorado
Miramont IRET, Inc.	Colorado
IRET Inc.	North Dakota
Forest Park—IRET, Inc.	North Dakota
Thomasbrook—IRET, Inc.	Nebraska
Dakota—IRET, Inc.	Texas
MedPark—IRET, Inc.	North Dakota
Flying Cloud—IRET, Inc.	Minnesota
Meadow 2—IRET, Inc.	North Dakota
IRET—Ridge Oaks, LLC	Iowa
Applewood—IRET, Inc.	Nebraska
IRET Properties, a North Dakota Limited Partnership	North Dakota
Forest Park Properties—a North Dakota Limited Partnership	North Dakota
Thomasbrook Properties, a Nebraska Limited Partnership	Nebraska
Dakota Hill Properties, a Texas Limited Partnership	Texas
Medpark Properties Limited Partnership, A North Dakota Limited Partnership	North Dakota
7901 Properties, L.P., a Minnesota Limited Partnership	Minnesota
Health Investors Business Trust	Delaware
Meadow 2 Properties, L.P., a North Dakota Limited Partnership	North Dakota
Ridge Oaks, L.P., an Iowa Limited Partnership	Iowa
Minnesota Medical Investors L.L.C	Delaware
SMB Operating Company L.L.C	Delaware
SMB MM L.L.C	Delaware
Applewood—IRET Properties, a Nebraska Limited Partnership	Nebraska
IRET—Oakmont, LLC	South Dakota
Medota Properties, LLC, a Minnesota limited liability company	Minnesota

Mendota Office Holdings LLC	Minnesota
Mendota Officer Three & Four LLC	Minnesota
IRET—BD, LLC	Minnesota
IRET—Brenwood, LLC	Minnesota
IRET—DMS, LLC	Minnesota
T.F. James Company, Inc.	Minnesota
IRET—Westlake, Inc.	Minnesota